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                                                                       EXHIBIT 1

                                  JOINT FILING AGREEMENT

         The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.

Dated:  February 14, 2005

                                         OBERWEIS ASSET MANAGEMENT, INC.



                                         By:  /s/ Patrick B. Joyce
                                              ----------------------------------
                                                  Patrick B. Joyce
                                                  Executive Vice President

                                               JAMES D. OBERWEIS

                                               /s/ James D. Oberweis
                                               ---------------------------------


                                               JAMES W. OBERWEIS

                                               /s/ James W. Oberweis
                                               ---------------------------------



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